EXHIBIT 10.1

BOSTON SCIENTIFIC CORPORATION
401(k) RETIREMENT SAVINGS PLAN

SIXTH AMENDMENT

Pursuant to Section 10.1 of the Boston Scientific Corporation 401(k) Retirement Savings Plan, as amended and restated effective January 1, 2001, and as further amended from time to time (the “Plan”), Boston Scientific Corporation hereby amends the Plan as follows:

Effective December 31, 2007, a new subsection (c) is hereby added to Section 5.2, which subsection reads in its entirety as follows:

“(c)           Notwithstanding the foregoing, a Participant who is an Eligible Employee on December 31, 2007 shall have a vested interest in 100% of his or her Discretionary Contribution Account, if any.”

Effective January 1, 2007, subsection (a) of Section 6.6 is hereby deleted in its entirety and replaced with the following:

“(a)           between the 30th and 180th day prior to the date distribution is to be made, the Committee notifies the Participant in writing that he or she may defer distribution until the Normal Retirement Age and provides the Participant with a written description of the consequences of failing to defer such receipt and of the material features and (if applicable) the relative values of the forms of distribution available under the Plan; and”

Effective January 1, 2007, Section 7.7 is hereby amended by adding a new sentence at the end thereof, which sentence reads as follows:  “Notwithstanding the foregoing or anything in the Plan to the contrary, the Committee shall have sole and complete discretion, in the event of the disaffiliation with the Plan Sponsor of an Affiliated Employer, or the sale or divestiture by a Participating Employer of a division, business unit or business location of such Participating Employer, to permit in accordance with Regulation section 1.401(a)(31)-1, Q&A-16 the direct rollover of a note evidencing a Participant loan to a qualified trust described in Code section 401(a) or a qualified annuity plan described in Code section 403(a) that will accept such a direct rollover of a loan note; provided, however, that any such direct rollover of a note evidencing a Participant loan shall be subject to such rules, procedures and time limitations as the Committee may establish.”

Effective January 1, 2007, clause (i) of subsection (c) of Section 8.2 is hereby deleted in its entirety and replaced with the following:

“(i)           between the 30th and 180th day prior to the date distribution is to be made, the Committee notifies the Participant in writing that he or she may defer distribution until the Normal Retirement Age and provides the Participant with a written description of the consequences of failing to defer such receipt; and”

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IN WITNESS WHEREOF, Boston Scientific Corporation has caused this amendment to be executed in its name and on its behalf effective as of the dates set forth herein by an officer or a duly authorized delegate.

BOSTON SCIENTIFIC CORPORATION

By:           ___________________________

Title:         ___________________________

Date:         ___________________________